EXHIBIT 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 4, 2016 (this “Amendment”), is entered into by and among Cadiz Inc., a Delaware corporation (the “Company”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE” and collectively with the Company, the “Borrowers”), MSD Credit Opportunity Master Fund, L.P. (“MSD”), the other Lenders and Wells Fargo Bank, National Association, as the agent for the Lenders (the “Agent”).  Capitalized terms used but not defined herein shall have the meanings provided in the Amended Credit Agreement (as defined below), as applicable.

RECITALS:

WHEREAS, the Borrowers, the Lenders party thereto and LC Capital Master Fund, Ltd., as agent (“LC Capital”), entered into an Amended and Restated Credit Agreement (the “March 2013 Credit Agreement”), dated as of March 5, 2013, pursuant to which, among other things, the Original Loans were exchanged in part for Secured Term Loans in the original principal amount of $30,000,000 and in part for Convertible Notes pursuant to the Exchange;

WHEREAS, (i) the Borrowers, LC Capital, MSD, and the Agent entered into an Amendment Agreement, dated as of October 30, 2013 (the “Amendment Agreement”), pursuant to which the parties thereto amended and restated the March 2013 Credit Agreement to, among other things, add Tranche B Term Loans in the original principal amount of $10,000,000 and (ii) the Borrowers, the Lenders and the Agent entered into the First Amendment to the Amended and Restated Credit Agreement, dated as of November 23, 2015, pursuant to which the parties, among other things, agreed to extend the Maturity Date of the March 2013 Secured Term Loans to June 30, 2017 (“Amendment No. 1”);

WHEREAS, in connection with certain transactions entered into by the Borrowers to facilitate the Extension Prepayment, the Borrowers, the Lenders and the Agent entered into the Second Amendment to the Amended and Restated Credit Agreement and Partial Subordination of Collateral, dated as of February 8, 2016, pursuant to which the Borrowers requested, and the Lenders agreed, to subordinate certain Liens on the Collateral and to make such other modifications upon the terms and conditions set forth therein (“Amendment No. 2”; the March 2013 Credit Agreement as amended by the Amendment Agreement, Amendment No. 1 and Amendment No. 2, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, on February 25, 2016, the Borrowers delivered an Extension Payment Notice to the Lenders pursuant to which the Extension Fee became fully earned, due and payable; and

WHEREAS, the parties have agreed to extend the deadline for each Lender to submit a Payment Election to the Borrowers to May 31, 2016, extend the required Extension Payment Date to June 2, 2016 and extend the Maturity Date of the Loans from June 30, 2017 to September 28, 2017.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Effective as of the Effective Date (as defined below in Article II), the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order therein:

“Third Amendment”: that certain Third Amendment to Amended and Restated Credit Agreement, dated as of the Third Amendment Effective Date and entered into by and among the Borrowers, the Agent and the Lenders.

“Third Amendment Effective Date”: March 4, 2016.

(b) The definition of “Extension Payment Date” is hereby amended and restated in its entirety as follows:

“Extension Payment Date” shall mean any date on which the payment of a Lender’s Extension Fee is due to such Lender in accordance with Section 4.

(c) The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the date “June 30, 2017” in clauses (a) and (b) with “September 28, 2017” and (ii) deleting the proviso to such definition.

(d) The definition of “Springing Maturity Termination” in Section 1.1 of the Credit Agreement is hereby deleted and each reference in the Credit Agreement to “Springing Maturity Termination” shall be amended to say “Third Amendment Effective Date”.

(e) The definition of “Obligations” in Section 1.1 of the Credit Agreement is hereby amended by adding the parenthetical “(including the Extension Fee)” immediately after the word “fees”.

(f) Section 2.1(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

On any Extension Payment Date, to the extent a Lender receives payment of the Extension Fee payable to such Lender in the form of a Loan under Section 4.1(a)(i), 4.1(a)(iii), 4.1(c) or 4.1(d) or 4.1(h), such Extension Fee shall be capitalized and added to the principal amount of the March 2013 Secured Term Loans held by such Lender without any further action on the part of any other Person.

(g) Section 4.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)           The Extension Fee has been fully earned on and as of the Third Amendment Effective Date and shall be paid pro rata to each Lender based on such Lender’s Aggregate Pro Rata Interest as of the Third Amendment Effective Date in accordance with the terms of this Section 4.  Subject to the final sentence of Section 4.1(b) and to Section 4.1(h), at the election of each Lender (the “Payment Election”), exercised in accordance with Section 4.1(b), the Extension Fee paid to such Lender shall be paid by either (i) adding such Lender’s pro rata share of the Extension Fee to the principal amount of the March 2013 Secured Term Loans held by such Lender or (ii) issuing to such Lender a number of shares of Common Stock, rounded to the nearest whole number, equal to (x) such Lender’s pro rata share of the Extension Fee divided by (y) the lowest of (1) 3.1055, (2) the 10-Day VWAP as of the date of such Lender’s Payment Election and (3) the lowest price at which any share of Common Stock, or any security or other interest convertible into or exchangeable for a share of Common Stock, is issued by the Company during the period between November 2, 2015 and the date of such Lender’s Payment Election (other than any shares of Common Stock issued upon the exercise of options granted prior to the date hereof under any stock plans or other employee compensation in effect on the date hereof or upon the vesting of restricted stock units and performance share awards and warrants outstanding on the date hereof) or (iii) any combination of (i) and (ii) if required by Section 4.1(c) or required or permitted by Section 4.1(d).

(h) Section 4.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)           On February 25, 2016, the Borrowers irrevocably elected to pay the Extension Fee by delivering the payment notice attached hereto as Exhibit D (the “Extension Payment Notice”).  The Extension Payment Notice was accompanied by the Extension Fee Prospectus (as defined in Section 4.1(f) below).  Upon delivery of such Extension Payment Notice, the Extension Fee shall be due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein, in the Extension Payment Notice or any other Loan Document, the Borrowers, the other Loan Parties and the Lenders agree that (i) as of the Third Amendment Effective Date, the Extension Fee is fully earned and shall be payable in accordance with the terms hereof and shall not be subject to any offset, counterclaim or refund, and (ii) each Lender shall deliver to Borrowers (with a copy to each other Lender) a Payment Election on the form attached hereto as Exhibit E on or before May 31, 2016; provided that (A) no Lender shall be required to deliver such Payment Election to the extent that the Extension Fee becomes payable as a result of Section 4.1(h) and (B) no Lender shall have any liability for failure to deliver such Payment Election, the sole consequence of such failure being that the Extension Fee shall be paid in accordance with the final sentence of this Section 4.1(b); provided, further, however, that at any time until a Lender delivers such Lender’s Payment Election, upon the reasonable request of such Lender, the Company shall provide such other information that is relevant to such Lender’s Payment Election decisions, and (iii) once a Lender’s Payment Election is delivered, the Extension Fee payable to such Lender shall be payable on the second (2nd) Business Day following delivery of such Lender’s Payment Election, subject to Section 4.1(d) and Section 4.1(h). If any Lender shall fail to make a Payment Election by the close of business on May 31, 2016, such Lender shall receive its pro rata share of the Extension Fee in March 2013 Secured Term Loans in accordance with Section 4.1(a)(i) on and as of June 2, 2016.

(i) Section 4.1(d) of the Credit Agreement is hereby amended by (i) deleting the phrase “(x) if the result of such delay is that a portion of such payment is paid after March 4, 2016, such payment shall be deemed to have occurred prior to March 4, 2016 for purposes of the definition of “Maturity Date” and (y)” and (ii) adding the word “applicable” before the term “Extension Payment Date”.

(j) Section 4.1(f) of the Credit Agreement is hereby amended by (i) replacing the phrase “First Amendment Effective Date” with “Third Amendment Effective Date” each time such phrase appears and (ii) adding the word “each” before the term “Extension Payment Date”.

(k) Section 4 of the Credit Agreement is hereby amended by adding a new clause (h) as follows:

(h)           Upon the occurrence of any event described in Section 7(f) prior to June 2, 2016, automatically the Extension Fee shall become due and payable immediately in accordance with Section 4.1(a)(i), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and each Lender shall immediately receive its pro rata share of the Extension Fee in March 2013 Secured Term Loans in accordance with Sections 2.1(e) and 4.1(a)(i).

(l) Section 6.18 of the Credit Agreement is hereby amended by (i) replacing the phrase “Issue or sell” with the phrase “Commence any issuance or sale of” and (ii) adding at the end of such Section the phrase “for such Lender”.

(m) Section 7 of the Credit Agreement is hereby amended by (i) adding the phrase “and payable” immediately after the word “due” in clause (a) thereof and (ii) adding,  immediately after the phrase “all other amounts owing under this Agreement and the other Loan Documents” in clause (A) of the final paragraph thereof, the phrase “including, without limitation, the Extension Fee in accordance with Section 4,”.

(n) Amendment to Exhibits.  The Credit Agreement is hereby amended by replacing the existing Exhibits D and E with the Exhibits D and E attached hereto as Annex 1.

ARTICLE II

CONDITIONS PRECEDENT

The effectiveness of this Amendment (including the amendments to the Credit Agreement contained in Article I) are subject to the satisfaction of the following conditions precedent (the date of the satisfaction of such conditions precedent being referred to herein as the “Effective Date”):

(a) This Amendment shall have been duly executed by the Borrowers, the Agent and the Lenders.

(b) The Lenders shall have received a certificate of the secretary or assistant secretary (or other comparable officer) of each Borrower, dated as of the date hereof attaching (i) copies of the formation documents (together with any amendments thereto) of each Borrower, certified to be true and complete as of a date not more than thirty (30) days prior to the date hereof by the Secretary of State of the State of Delaware (collectively, the “Certified Charters”) and certified by a Responsible Officer of such Borrower to be true, correct, unmodified and in full force and effect as of the date hereof, (ii) copies of, as applicable, the by-laws or limited liability company agreements (together with any amendments thereto) of each Borrower, certified by a Responsible Officer of such Borrower to be true, correct, unmodified and in full force and effect as of the date hereof, (iii) copies of resolutions of the board of directors or actions by written consent of the members, as applicable, of each Borrower, approving and adopting this Amendment, and all documents and agreements related thereto, the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof, certified by a Responsible Officer of each Borrower to be true and correct, unmodified and in force and effect as of the date hereof, (iv) copies of certificates of good standing with respect to each Borrower certified as of a date not more than thirty (30) days prior to the date hereof by the Secretary of State of the State of Delaware and (v) an incumbency certificate of each Borrower certified by a Responsible Officer of such Borrower to be true and correct as of the date hereof.

(c) The Agent and Lenders shall have received the legal opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Borrowers, addressed to Agent and each Lender in form and substance reasonably satisfactory to the Agent and the Lenders.

(d) The Agent and Lenders shall have received a certificate or certificates executed by a Responsible Officer of each Borrower dated as of the Effective Date certifying that:  (i) all representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

(e) The Borrowers shall have certified in writing that as of the Effective Date, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(f) The Borrowers shall have paid directly or reimbursed the Agent for all reasonable out-of-pocket expenses incurred in connection with negotiating, documenting and effectuating the transactions contemplated hereby.

ARTICLE III

ACKNOWLEDGMENT AND REAFFIRMATION OF THE BORROWERS

 Each of the Borrowers hereby (i) ratifies and affirms all the provisions of the Credit Agreement, the Security Agreement and the other Loan Documents as amended hereby, (ii) agrees that the terms and conditions of the Credit Agreement, the Security Documents and the other Loan Documents, including the security provisions set forth therein, shall continue in full force and effect as amended hereby, and shall not be impaired or limited by the execution or effectiveness of this Amendment and (iii) acknowledges and agrees that the Collateral continues to secure, to the fullest extent possible in accordance with the Credit Agreement, the payment and performance of all Obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

In order to induce the Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Agent and the Lenders that, as of the Effective Date, the following statements are true and correct:

(a) all representations and warranties contained herein and in the Credit Agreement as amended by this Amendment and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

(b) the execution and delivery of this Amendment by each Borrower, the performance by each Borrower of its obligations under this Amendment and the Amended Credit Agreement (i) have been duly authorized by all requisite action, corporate or otherwise, of each Borrower and (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrowers’ organizational documents or the Indenture or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of the Agent or liens created by the transactions contemplated by this Amendment;

(c) this Amendment has been duly executed by each Borrower and delivered to the Agent and this Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) no consent, approval or authorization of or designation, declaration or filing with any Governmental Authority or any other Person on the part of any Borrower is required in connection with the execution and delivery of this Amendment or performance by such Borrower of this Amendment or the Amended Credit Agreement;

(e) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Credit Agreement; and

(f) Schedule I sets forth the Accreted Loan Value of the Loans as of the date hereof.

ARTICLE V

MISCELLANEOUS

(a) Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Successor and Assigns.  This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Counterparts.  This Amendment may be executed in one or more counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

(e) Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(f) Modification; Amendment.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.  This Amendment may not be amended, modified or waived except as provided by Section 9.1 of the Credit Agreement.

(g) Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower or its properties in the courts of any jurisdiction.

(h) Waiver of Right to Trial by Jury.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWERS OR THE LENDERS WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO ACKNOWLEDGES THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS CLAUSE, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS CLAUSE.

(i) References.  On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” ‘‘thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.  This Amendment is a Loan Document.

(j) Release. In consideration of Agent and Lenders entering into this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of the date hereof, each Borrower on behalf of itself and its affiliates and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, their respective affiliates and their successors and assigns, and their present and former shareholders, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, any of their respective affiliates, or any of its or their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees by reason of any circumstance, action, cause or thing whatsoever which occurred on or prior to the date hereof pursuant to or arising out of the Credit Agreement, the Loan Documents or transactions directly related thereto between any Borrowers, on one hand, and the Releasees, on the other.

(k) Waiver.  No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

(l) Agent.  Each of the undersigned Lenders hereby (i) authorizes and directs Agent to execute and deliver this amendment entered into in connection herewith, (ii) represents to the Agent that the Lenders, together, hold 100% of the Loans under the Credit Agreement, (iii) by its execution below, agrees to be bound by the terms and conditions of this Amendment and such other documents and (iv) agrees that it has received the documents and any payment required under Article II of this Amendment as a condition precedent to the effectiveness of this Amendment.  Wells Fargo Bank, National Association is entering into this Amendment and acting hereunder, it shall be entitled to the rights, benefits, protections, indemnities and immunities afforded to it as Agent under the Credit Agreement.

[Signature Pages Follow]

    IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Michael Roth
Name: Michael Roth
Title: Vice President

MSD CREDIT OPPORTUNITY MASTER FUND, L.P., as a Lender

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Managing Director

MILFAM II L.P., as a Lender

By:	MILFAM LLC
Its: General Partner

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller III
Title: Manager

WPI-CADIZ FARM CA, LLC, as a Lender

By:	/s/ Disque D. Deane Jr.
Name: Disque D. Deane Jr.
Title: Member

CADIZ INC., as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

CADIZ REAL ESTATE LLC, as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

[Third Amendment to Amended and Restated Credit Agreement]

SCHEDULE I

LENDERS AND LOAN AMOUNTS
Lender	March 2013 Secured Term Loans	Tranche B Term Loans
MILFAM II L.P. 222 Lakeview Avenue, Suite 160-365 West Palm Beach, FL 33401 Attn: Eric Fangmann Telecopy: 619-923-2908 Telephone: 561-287-5399 with a copy to: O’Melveny & Myers LLP 400 South Hope Street Los Angeles, CA 90071 Attn: Steve Warren Telecopy: 213-430-6407 Telephone: 213-430-7875	Total Loan Balance as of 2/8/2016: $ 4,603,621.93 Accreted Interest: $ 26,598.70 Total Ending Balance as of 3/5/2016: $ 4,630,220.64	$0
WPI-CADIZ FARM CA, LLC c/o Water Asset Management, LLC 509 Madison Avenue, Suite 804 New York, NY 10022 Attn: Stacy Kincaid Telecopy: 212-754-5101 Telephone: 415.529.4830	Total Loan Balance as of 2/8/2016: $ 1,350,522.68 Accreted Interest: $ 7,803.02 Total Ending Balance as of 3/5/2016: $ 1,358,325.70	$0
MSD CREDIT OPPORTUNITY MASTER FUND, L.P.
645 Fifth Avenue
21st Floor
New York, NY 10022-5910
Attention: Marcello Liguori
Telecopy:  (212) 303-1650
Telephone:  (212) 303-1634
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY  90071
Attention:  Harvey Uris
Telecopy:  (212) 735-2000
Telephone:  (212) 735-3000

	Total Loan Balance as of 2/8/2016: $ 26,212,512.63 Accreted Interest: $ 151,450.07 Total Ending Balance as of 3/5/2016: $ 26,363,962.70	Total Loan Balance as of 2/8/2016: $ 9,595,131.11 Accreted Interest: $ 55,438.54 Total Ending Balance as of 3/5/2016: $ 9,650,569.65
AGGREGATE TERM LOANS	$ 32,352,509.03	$ 9,650,569.65

Annex I

[LENDER LETTERHEAD]

Exhibit E

FORM OF PAYMENT ELECTION

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA  90017
Attention:  Chief Financial Officer
Telecopy:  213-271-1614
Telephone:  213-271-1600

[Each other Lender]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) attached to that certain Amendment Agreement, dated as of October 30, 2013 (the Amended and Restated Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 23, 2015 and as may be further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Cadiz Inc., Cadiz Real Estate LLC, LC Capital Master Fund, Ltd., MSD Credit Opportunity Master Fund, L.P. and Wells Fargo Bank National Association, as administrative agent.  Capitalized terms used in this Payment Election have the meanings set forth in the Credit Agreement unless specifically defined herein.

[NAME OF LENDER] (the “Lender”) is a Lender under the Credit Agreement. As of the Third Amendment Effective Date, the Lender’s Aggregate Pro Rata Interest is [●]% and the Lender’s pro rata share of the Extension Fee is $[Aggregate Pro Rata Interest*2,250,000].

Pursuant to Section 4.1 of the Credit Agreement, the Lender hereby elects to receive payment of its pro rata share of the Extension Fee [as March 2013 Secured Term Loans] [as Common Stock].

IN WITNESS WHEREOF, this Payment Election is executed by the undersigned this ___ day of ___________________.

[LENDER]

By:
Name:
Title: